UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 19, 2012 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

BDC Capital, Inc. (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 19, 2012, Robert B. Castle accepted the positions of Chief Executive Officer, president and member of the Board of Directors.  Simultaneously, Richard A. Pomije resigned as CEO, but retains his positions as Secretary, Treasurer and Chairman of the Board.

There have been no disagreements between Mr. Pomije and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Pomije and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

There have been no transactions between Mr. Castle and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

Following is a brief description of Mr. Castle’s business experience:

Robert B. Castle is a senior investment banker covering a wide range of investment banking transactions, including mergers, acquisitions and equity capital markets, having completed in excess of $35.0 billion in transaction value over his investment banking career.

From January 2009 through February 2012, Mr. Castle worked as a Managing Director of Northland Capital Markets, a division of a privately held financial services industry firm.  While with Northland Capital Markets, Mr. Castle focused on multiple industry sectors, including technology (software and hardware), financial services, clean technology, telecommunication services, healthcare (services and medical devices) and industrial (commodities exploration and production).

From June 2007 through November 2008, Mr. Castle served as a Director of Investment Banking at RBC Capital Markets, a subsidiary of the publicly traded Royal Bank of Canada.  While with RBC, Mr. Castle focused on consumer and commercial finance companies.  In addition, he spearheaded initial efforts for specialty insurance companies and financial technology companies.  He worked closely with the financial sponsors group as coverage banker for financial services financial sponsors.

From May 2000 through June 2007, Mr. Castle most recently served as a Principal and Head of Specialty Finance Investment Banking for Piper Jaffray, a publicly traded investment banking and asset management firm.  Mr. Castle focused on leading many of the efforts of the Specialty Finance investment banking team.  He also worked with a wide variety of commercial and consumer finance companies, as well as financial technology, specialty insurers and banks and thrifts.

From 1999 to 2000, while receiving his MBA in Finance, Mr. Castle was a research analyst and founding member of the Aristotle Fund, which is a student managed investment portfolio through the Graduate School of Business of the University of St. Thomas.

From 1998 to 2000, he worked in asset acquisitions for Conseco Finance Corporation (k/n/a Green Tree Servicing).  For the two years prior to that, he worked as a financial advisor for Morgan Stanley, a public company in the financial services industry.

Mr. Castle received his MBA in Finance from the University of Saint Thomas School of Business in 2000, and he received his BS from the University of Minnesota in 1993.

SIGNATURES

Dated: March 16, 2012	DIGITALTOWN, INC By: /s/ Robert Castle _______________ Robert Castle, CEO